Exhibit T3A-1

File Copy

CERTIFICATE OF INCORPORATION
OF A
PRIVATE LIMITED COMPANY

Company Number 9717350

The Registrar of Companies for England and Wales, hereby certifies that

SPARK ORANGE LIMITED

is this day incorporated under the Companies Act 2006 as a private company, that the company is limited by shares, and the situation of its registered office is in England and Wales

Given at Companies House, Cardiff, on 4th August 2015

*N09717350J*

The above information was communicated by electronic means and authenticated by the Registrar of Companies under section 1115 of the Companies Act 2006

FILE COPY

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

Company Number 9717350

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

SPARK ORANGE LIMITED

a company incorporated as private limited by shares; having its registered office situated in England and Wales; has changed its name to:

COCA-COLA EUROPEAN PARTNERS LIMITED

Given at Companies House on 6th August 2015

CERTIFICATE OF INCORPORATION
ON RE-REGISTRATION OF A PRIVATE COMPANY
AS A PUBLIC COMPANY

Company No. 9717350

The Registrar of Companies for England/Wales hereby certifies that

COCA-COLA EUROPEAN PARTNERS LIMITED

formerly registered as a private company has this day been re-registered under the Companies Act 2006 as a public company under the name of

COCA-COLA EUROPEAN PARTNERS PLC

and that the company is limited by shares.

Its registered office is situated in England/Wales.

Given at Companies House on 4th May 2016